UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

XTREME GREEN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52502	26-2373311
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5475 Wynn Road, Suite 100
Las Vegas, Nevada 89118
(Address of principal executive offices) (zip code)

(702) 233-4804
(Registrant's telephone number, including area code)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, Xtreme Green Products Inc. (the “Company”) completed the second tranche of an investment made by Byron Georgiou.  On that date, the Company issued 1,250,000 shares of its common stock at $0.40 per share and warrants to purchase an additional 3,750,000 shares in three tranches, as follows: a three year warrant to purchase 1,250,000 shares of common stock at $0.40 per share; a four year warrant to purchase 1,250,000 shares at $0.65 per share; and a five year warrant to purchase 1,250,000 shares of common stock at $0.75 per share.  The purchase price for the securities was $500,000.  The first tranche involving the same number of securities and purchase price was completed on January 28, 2010.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the investor’s representation that he is accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend. In addition, the investor was provided with sufficient access to Company information.

In connection with the transaction, Mr. Georgiou was elected to fill an existing vacancy on the Company’s Board of Directors effective March 1, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

Not applicable.

 (b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Warrant*

•	Incorporated by reference to the Company’s Current Report on Form 8-K filed February 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xtreme Green Products Inc.

March 3, 2010	By:	/s/ Neil Roth
Neil Roth
Chief Financial Officer